EXHIBIT D

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Baxano Surgical, Inc. is filed on behalf of each of the undersigned.

Dated: June 10, 2013

PROSPECT VENTURE PARTNERS III, L.P.

By:	Prospect Management Co. III, L.L.C.
Its:	General Partner

By:	/s/ Russell C. Hirsch
	Name:	Russell C. Hirsch
	Title:	Managing Director

PROSPECT MANAGEMENT CO. III, L.L.C.

By:	/s/ Russell C. Hirsch
	Name:	Russell C. Hirsch
	Title:	Managing Director

/s/ David Schnell
David Schnell

/s/ Russell C. Hirsch
Russell C. Hirsch